     4.1
                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                          EDGEWATER TECHNOLOGY, INC.
                                 WITH AND INTO
                                STAFFMARK, INC.

                        Pursuant to Section 253 of the
               General Corporation Law of the State of Delaware

     StaffMark, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"),

     DOES HEREBY CERTIFY:

     FIRST: That the Company was incorporated on March 12, 1996, pursuant to the General Corporation Law of the State of Delaware (the "DGCL").

     SECOND: That the Company owns all of the outstanding capital stock of all classes of Edgewater Technology, Inc., a Delaware corporation incorporated on June 26, 2000 pursuant to the DGCL (the "Subsidiary Corporation").

     THIRD: That the Company, by resolutions of its Board of Directors duly adopted on May 15, 2000, as set forth on Exhibit A hereto, determined to merge into itself the Subsidiary Corporation (the "Merger").

     FOURTH: That upon the effectiveness of the Merger, the name of the Company as specified in Article One of the Company's Certificate of Incorporation shall be changed to:

     Edgewater Technology, Inc.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be duly executed in its corporate name on the 28th day of June, 2000, in accordance with Sections 103 and 253 of the DGCL.


                              STAFFMARK, INC.


                              By: /s/ GORDON Y. ALLISON
                                  ----------------------------------
                                  Name:  Gordon Y. Allison, Esq.
                                  Title: Executive Vice President and
                                         General Counsel

                                   Exhibit A
                                   ---------

                               RESOLUTIONS OF THE
                             BOARD OF DIRECTORS OF
                                STAFFMARK, INC.

     RESOLVED, that Edgewater Technology, Inc., a Delaware corporation to be incorporated as a wholly-owned subsidiary of the Company following a name change involving a separate wholly-owned subsidiary of the same name (the "Subsidiary"), shall be merged with and into StaffMark, Inc., a Delaware corporation (the "Company"), pursuant to Section 253 (the "Merger") of the General Corporation Law of the State of Delaware (the "DGCL"); and that the Merger shall become effective following the consummation of the Company's sale of the Company's Commercial Services Division to Stephens Group, Inc. and the corporate existence of the Subsidiary shall cease upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware pursuant to the applicable provisions of the DGCL with respect to the Merger or at such later time as is specified therein (such time being called the "Effective Time"); and it is further

     RESOLVED, that the Company shall be the surviving corporation in the Merger (the "Surviving Corporation"), which shall continue its corporate existence under the DGCL, including the provisions of Section 259 thereof, and shall possess all rights and assets of each of the Company and the Subsidiary (the "Constituent Corporations") in the Merger and be subject to all the liabilities and obligations of each of the Constituent Corporations in accordance with the provisions of the DGCL; and it is further

     RESOLVED, that from and after the Effective Time, the name of the Company as specified in Article One of the Company's Certificate of Incorporation shall be changed to:

     Edgewater Technology, Inc.

     RESOLVED, that except as hereinabove provided in these resolutions with respect to the name of the Company, the Certificate of Incorporation of the Company shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation; and it is further

     RESOLVED, that the officers of the Company be, and they hereby are, authorized, empowered, and directed to prepare, execute and cause to be filed all certificates, applications, instruments, reports or other documents as may be required by the law of any state, territory, dependency or country in which the Company transacts business as a foreign corporation in order to effect the change of name of the Company in such state, territory, dependency or country and to do all other acts and things whatsoever which they shall determine to be necessary or appropriate to effect said change of name in such jurisdiction or jurisdictions; and it is further

     RESOLVED, that the officers of the Company be, and they hereby are, authorized, empowered and directed to determine the date of filing of the Certificate of Ownership and Merger under the DGCL and to do and perform all such further acts and things as they shall determine to be necessary or advisable in order to effectuate the purpose of the foregoing resolutions; and it is further

     RESOLVED, that any acts of any officer or officers of the Company, and any person or persons designated and authorized to act by any officer of the Company, on behalf of the Company, which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolutions, are hereby severally ratified, confirmed, approved and adopted as the acts of the Company.